      POWER OF ATTORNEY

The undersigned appoints each of Michael J. Sharp, Laura Ulbrandt and Roland
Kelly, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) Execute and file for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or shareholder of Jefferies Financial Group
Inc. (the "Company"), Forms 3, 4, 5, Schedules 13G, Schedules 13D, Form ID,
request for access codes, all such other documents relating to beneficial ownership of securities of the Company and its subsidiaries and amendments to such forms, schedules, requests and documents;

(2) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

(3) The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with applicable laws.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file beneficial ownership forms relating to securities issued by the Company or its subsidiaries, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

November 29, 2018 /s/ Barry J. Alperin